EXHIBIT 10.6

       THIRD EXTENSION AGREEMENT AND SECOND AMENDMENT OF LETTER OF INTENT DATED AS OF JUNE 7, 2005 BETWEEN DMI BIOSCIENCES, INC. AND COGENCO
                               INTERNATIONAL, INC.

     This Extension Agreement dated as of June 7, 2005 is made by and between DMI BioSciences, Inc., a Colorado corporation ("DMI") and Cogenco International, Inc. ("Cogenco"), (collectively referred to as the "Parties").

     WHEREAS, DMI and Cogenco entered into a Term Sheet executed on August 23, 2004 (the "Term Sheet"), requiring, among other things, a standstill period through November 23, 2004 and the execution of the Co-Development Agreement referred to below;

     WHEREAS, DMI and Cogenco entered into an Amended Letter of Intent dated and executed on November 5, 2004 (superceding a previous Letter of Intent dated August 23, 2004) regarding (i) a proposed Co-Development Agreement relating to the treatment of asthma in humans ("CODA") and (ii) a proposed subsequent merger and equity investment between the Parties; and

     WHEREAS, DMI and Cogenco entered into a Co-Development Agreement regarding the treatment of asthma in humans ("CODA") effective on November 21, 2004 requiring, among other things, a non-refundable $500,000 fee and a non-refundable $2,500,000 access payment, aggregating $3,000,000, due no later than November 21, 2004;

     WHEREAS, DMI and Cogenco entered into an Extension Agreement ("Extension Agreement") effective on January 21, 2005 to extend the time required by Cogenco to make the non-refundable payments aggregating $3,000,000 to DMI under the CODA from January 21, 2005 to February 22, 2005, pursuant to Section 8 of the CODA;

     WHEREAS, DMI and Cogenco entered into a Second Extension Agreement ("Second Extension Agreement") effective on February 22, 2005 to increase the non-refundable payments to an aggregate $3,150,000 and to extend the time required by Cogenco to make the non-refundable payments to DMI under the CODA from February 22, 2005 to July 1, 2005, pursuant to Section 8 of the CODA;

     WHEREAS, on May 13, 2005, Cogenco paid DMI the sum of $1,500,000 reducing to $1,650,000 the aggregate non-refundable payments due to DMI on or before July 1, 2005, pursuant to Section 8 of the CODA;

     WHEREAS, the Parties mutually desire to extend further the time required by Cogenco to make the remaining non-refundable payments aggregating $1,650,000 to DMI under the CODA from July 1, 2005 to September 30, 2005, pursuant to Section 8 of the CODA, and wish to further amend the Amended Letter of Intent dated and executed on November 5, 2004, to clarify that the provisions of Subsection 1(d) of the Amended Letter of Intend providing for automatic conversion of the Access Fee Payment into Shares of DMI Common Stock in the event of Merger/Investment Failure shall apply pro rate to that portion of the Access Fee Payment actually made by Cogenco if Cogenco pays less than the entire Access Fee Payment to DMI;

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, which the Parties hereto acknowledge and to be good and sufficient consideration, the Parties hereby agree as follows:

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1. Extension. DMI and Cogenco hereby agree to extend the time Cogenco is allowed under the CODA and Amended LOI to make certain non-refundable fee and access payments aggregating $1,650,000 to DMI from July 1, 2005 to September 30, 2005 (the "Third Extension Date"). The CODA and Amended LOI shall remain in place until the Third Extension Date.

2. Pro rate Conversion of Access Fee Payment. DMI and Cogenco hereby agree that Subsection 1(d) of the Amended Letter of Intent entitled "Special Circumstances in the event of Merger/Investment Failure" is hereby amended to read as follows:

     "In the event and only in the event that on or before December 31, 2005, Cogenco has NOT made an equity investment of between $25-50 million [or such other maximum amount mutually agreeable to the parties] into DMI, which the parties currently intend will be structured as a tax free section 368 (A) "reverse triangular merger" ("Merger"), the Access Fee Payment provided for in Section 1(a)(i)(3) of the Amended LOI or Section 6.2 of the CODA, as amended, shall automatically convert into One Million (1,000,000) Shares of DMI Common Stock, no par value. In the event Cogenco has paid less than the entire Access Fee Payment, the portion of the Access Fee Payment actually made by Cogenco shall automatically convert pro rata into Shares of DMI Common Stock, no par value."

3. Waiver of Defaults. DMI hereby waives any and all Events of Noncompliance and Events of Default of whatever nature by Cogenco pursuant to CODA and Amended LOI until the Third Extension Date.

4. Notice. Any notices, papers, demands or communications which are required to be given in accordance with this Third Extension Agreement shall be in writing and shall be delivered to the relevant Parties pursuant to and at the addresses set forth in Section 24.1 of the CODA.

5. Miscellaneous. This Third Extension Agreement may only be amended by the written agreement of DMI and Cogenco. Unless specified herein, this Third Extension Agreement may not be assigned by either party except with the express written consent of both parties. This agreement shall be binding on DMI and Cogenco and their successors and assigns. This agreement has been made and executed in the State of Colorado and shall be construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DMI BIOSCIENCES, INC.                        COGENCO INTERNATIONAL, INC.



By:____________________________               By:____________________________
   Bruce G. Miller, President and CEO            David W. Brenman, President